Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

August 7, 2025

MEDIA CONTACT:

Fran Del Valle

Greystone

917-922-5653

fran@influencecentral.com

INVESTOR CONTACT:

Andy Grier

Investor Relations

402-952-1235

Greystone Housing Impact Investors Reports Second Quarter 2025 Financial Results

Omaha, Nebraska – On August 7, 2025, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months ended June 30, 2025. The Partnership will host a call today at 4:30 p.m. Eastern Time to discuss the results and business outlook. Details for accessing the call can be found below under "Earnings Webcast & Conference Call."

Financial Highlights

The Partnership reported the following results as of and for the three months ended June 30, 2025:

•
Net loss of $7.1 million or $0.35 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $5.7 million or $0.25 per BUC
•
Total assets of $1.48 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.13 billion

The difference between reported net income and CAD is primarily due to the treatment of provisions for credit losses and unrealized losses on the Partnership’s interest rate derivative positions. A reconciliation of net income to CAD is included below under “Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution.”

In June 2025, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly distribution to the Partnership's BUC holders of $0.30 per BUC. The distribution was paid on July 31, 2025, to BUC holders of record as of the close of trading on June 30, 2025.

Management Remarks

“We continue to focus our investing activity on lending associated with low income housing tax credit projects,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “In the second quarter, we extended the maturity date for both of our corporate credit lines and increased our total borrowing capacity by $30 million. In July, we received an additional capital commitment of approximately $60 million for the BlackRock construction lending joint venture from a second institutional investor. Both of these developments make us well positioned to deploy capital into new affordable housing investment opportunities.”

Recent Investment and Financing Activity

The Partnership reported the following updates for the second quarter of 2025:

•
Advances and acquisitions of MRB, taxable MRB, GIL, taxable GIL and property loan investments totaled approximately $47.6 million.
•
Redemptions and sales of MRB, taxable MRB, GIL, taxable GIL and property loan investments totaled approximately $70.6 million.
•
Advances to market-rate joint venture equity investments totaled approximately $3.1 million.
•
Gross proceeds from the sale of Vantage at Helotes totaled approximately $17.1 million, inclusive of return of capital and accrued preferred return.
•
Amended both secured lines of credit to extend maturities and increased overall borrowing capacity by $30.0 million.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of June 30, 2025.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates.
•
Six current market-rate joint venture equity investment properties have completed construction, with two properties having previously achieved 90% occupancy. Three of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, August 7, 2025 at 4:30 p.m. Eastern Time to discuss the Partnership’s Second Quarter 2025 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=I97G2goh

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and conflicts in the Middle East) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; any effects on our business resulting from new U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which the Partnership operates, which may be unfavorably impacted by pressures in the commercial real estate sector, incrementally higher unemployment rates, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; the potential for inflationary impacts resulting from macroeconomic conditions and policy initiatives; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; risks related to the development and use of artificial intelligence; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Investment income	$20,824,819	$19,827,388	$42,702,986	$39,099,733
Other interest income	2,558,264	2,070,487	4,846,429	5,074,325
Contingent interest income	208,059	-	208,059	-
Other income	-	71,296	958,825	165,767
Total revenues	23,591,142	21,969,171	48,716,299	44,339,825
Impairment charge on real estate assets	-	-	-	-
Provision for credit losses	9,052,734	19,692	8,880,734	(786,308)
Depreciation	2,646	5,966	6,188	11,933
Interest expense	14,225,688	14,898,265	28,360,504	28,702,200
Net result from derivative transactions	1,379,216	(1,884,934)	4,415,353	(8,152,598)
General and administrative	4,674,865	4,821,427	9,245,126	9,751,815
Total expenses	29,335,149	17,860,416	50,907,905	29,527,042
Other income:
Gain on sale of real estate assets	-	63,739	-	63,739
Gain on sale of mortgage revenue bond	-	1,012,581	-	1,012,581
Gain on sale of investments in unconsolidated entities	195,516	6,986	200,736	56,986
Earnings (losses) from investments in unconsolidated entities	(1,525,993)	(14,711)	(1,759,327)	(121,556)
Income (loss) before income taxes	(7,074,484)	5,177,350	(3,750,197)	15,824,533
Income tax benefit	(2,762)	(786)	(5,495)	(1,984)
Net income (loss)	(7,071,722)	5,178,136	(3,744,702)	15,826,517
Redeemable Preferred Unit distributions and accretion	(1,029,649)	(741,477)	(1,790,328)	(1,508,718)
Net income (loss) available to Partners	$(8,101,371)	$4,436,659	$(5,535,030)	$14,317,799

Net income (loss) available to Partners allocated to:
General Partner	$7,803	$44,297	$33,414	$142,608
Limited Partners - BUCs	(8,185,071)	4,323,465	(5,701,386)	14,048,562
Limited Partners - Restricted units	75,897	68,897	132,942	126,629
	$(8,101,371)	$4,436,659	$(5,535,030)	$14,317,799
BUC holders' interest in net income (loss) per BUC, basic and diluted	$(0.35)	$0.19	$(0.25)	$0.61	*
Weighted average number of BUCs outstanding, basic	23,171,226	23,083,387	23,171,226	23,042,071	*
Weighted average number of BUCs outstanding, diluted	23,171,226	23,083,387	23,171,226	23,042,071	*

* The amounts indicated above have been adjusted to reflect the distribution completed on April 30, 2024 in the form of additional BUCs at a ratio of 0.00417 BUCs for each BUC outstanding as of March 28, 2024 on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit), and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities related to the Market Rate Joint Venture Investments segment as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income (see Note 22 to the Partnership’s condensed consolidated financial statements) distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and six months ended June 30, 2025 and 2024 (all per BUC amounts are presented giving effect to the distributions in form of additional BUCs on a retroactive basis for all periods presented):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$(7,071,722)	$5,178,136	$(3,744,702)	$15,826,517
Unrealized (gains) losses on derivatives, net	2,142,777	(210,583)	6,025,973	(4,814,798)
Depreciation expense	2,646	5,966	6,188	11,933
Provision for credit losses (1)	9,052,734	189,000	8,880,734	(617,000)
Amortization of deferred financing costs	387,362	459,933	768,696	827,351
Restricted unit compensation expense	505,275	558,561	739,322	890,882
Deferred income taxes	(989)	(776)	238	2,222
Redeemable Preferred Unit distributions and accretion	(1,029,649)	(741,477)	(1,790,328)	(1,508,718)
Tier 2 income allocable to the General Partner (2)	(92,852)	-	(92,852)	-
Recovery of prior credit loss (3)	79,191	(17,345)	62,224	(34,500)
Bond premium, discount and acquisition fee amortization, net of cash received	237,628	878,868	262,848	838,393
(Earnings) losses from investments in unconsolidated entities	1,496,236	14,711	1,729,570	121,556
Total CAD	$5,708,637	$6,314,994	$12,847,911	$11,543,838

Weighted average number of BUCs outstanding, basic	23,171,226	23,083,387	23,171,226	23,042,071
Net income (loss) per BUC, basic	$(0.35)	$0.19	$(0.25)	$0.61
Total CAD per BUC, basic	$0.25	$0.27	$0.55	$0.50
Cash Distributions declared, per BUC	$0.30	$0.37	$0.67	$0.738
BUCs Distributions declared, per BUC (4)	$-	$-	$-	$0.07

(1)
The adjustments reflect the change in allowances for credit losses under the CECL standard which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date. Credit losses are not reported within CAD until such loses are realized. The provision for credit loss for the three and six months ended June 30, 2025 includes asset-specific provisions for credit losses for affordable multifamily investments totaling approximately $9.3 million. In connection with the final settlement of the bankruptcy estate of the Provision Center 2014-1 MRB in July 2024, the Partnership recovered approximately $169,000 of its previously recognized allowance credit loss which is not included as an adjustment to net income in the calculation of CAD for the three and six months ended June 30, 2024.

(2)
As described in Note 22 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner. Tier 2 income for the three and six months ended June 30, 2025 related to the gain on sale of Vantage at Helotes and the premium received upon redemption of the Companion at Thornhill Apartments MRB. There was no Tier 2 income for the three and six months ended June 30, 2024.

(3)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value, net of adjustments, is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.

(4)
The Partnership declared the distribution completed on April 30, 2024 in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record date of March 28, 2024.